Heritage-Crystal Clean, Inc. Announces Record First Quarter 2020 Financial Results

First Quarter Highlights Include:

•Revenue of $107.3 million, a first quarter record, was 12.0% higher than the first quarter of 2019.

•Environmental Services segment reported record first quarter revenue of $77.5 million, an increase of 16.5% compared to the first quarter of 2019.

•Environmental Services segment profit before corporate selling, general, and administrative expenses increased 28% compared to the first quarter of 2019.

•Net income attributable to common shareholders was a first quarter record $5.3 million.

•EBITDA was $12.2 million, a first quarter record, compared to $1.0 million in the first quarter of 2019.

•Adjusted EBITDA was $13.5 million, a first quarter record, compared to $5.1 million in the first quarter of 2019.

ELGIN, IL, April 29, 2020 -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the first quarter which ended March 21, 2020.

First Quarter Review

Revenue for the first quarter of 2020 was $107.3 million compared to $95.8 million for the same quarter of 2019, an increase of 12.0%.

Operating margin jumped to 18.4% compared to 10.7% in the first quarter of 2019. Our first quarter SG&A expense was $12.5 million, or 11.6% of revenues, compared to $13.5 million, or 14.1% of revenues, for the first quarter of 2019.

Net income attributable to common shareholders for the first quarter was $5.3 million compared to a net loss attributable to common shareholders of $2.5 million in the year earlier quarter. Diluted earnings per share was $0.23 compared to a diluted loss per share of $0.11 in the year-ago quarter.

President and CEO Brian Recatto commented, "We were pleased with the record first quarter results as both business segments got off to a great start in 2020. It is important to note that the economic downturn caused by the COVID-19 pandemic did not begin until the end of our first quarter and therefore did not have a material impact on our fiscal first quarter financial results."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $77.5 million during the quarter compared to $66.5 million during the first quarter of fiscal 2019. The 16.5% increase in revenue was driven by growth in all of our product and service lines with the field services, parts cleaning, and containerized waste businesses being the primary contributors to the growth. Our field services business accounted for 8.7 percentage points of the revenue growth for the quarter mainly due to a large project that continued from the fourth quarter of 2019. Excluding the field services project, our first quarter organic revenue growth in the segment was 7.2%. Environmental Services profit before corporate selling, general, and administrative expenses was $18.8 million compared to $14.7 million in the year-ago quarter. The $4.1 million increase was mainly driven by higher revenue and lower healthcare costs, partially offset by higher disposal and fleet repair cost as well as higher depreciation expense.

President and CEO Brian Recatto commented, "Our first quarter revenue record is another example of our motivated field sales and service personnel pushing hard to continually grow our business."

Our Oil Business segment includes used oil collection activities, re-refining activities, and sales of recycled fuel oil. During the first quarter of fiscal 2020, Oil Business revenues increased 1.8% to $29.8 million compared to $29.3 million in the first quarter of fiscal 2019. The slight increase in revenue was mainly due to an increase in our selling price for base oil, partially offset by a decrease in the volume of base oil gallons sold. Oil Business segment operating margin increased to 3.1% in the first quarter of 2020 compared to (15.3%) in the first quarter of fiscal 2019. The higher operating margin compared to the first quarter of 2019 was mainly due to unscheduled down time during the year ago quarter and better operating efficiency during the first quarter of 2020.

Recatto commented, "Even though we encountered the typical first quarter seasonal pricing pressures, we were still able to overcome these factors to generate positive operating margin in the segment."

COVID-19 Pandemic

The COVID-19 pandemic has caused significant disruption and volatility on a global scale resulting in, among other things, an economic slowdown. In response to the COVID-19 outbreak, national and local governments around the world have instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. As our operations have been deemed essential, we have taken several measures to combat the COVID-19 downturn which have resulted in attenuating activity and, in some cases, required temporary closures of certain of our facilities, among other impacts. The duration of these measures is unknown and may be extended, and additional measures may be necessary. Our fiscal first quarter financial results do not fully reflect the adverse impact that the COVID-19 pandemic has had on our business as our business first experienced the impact of the COVID-19 economic slowdown at the end of our first fiscal quarter.

As a result of the impact of the COVID-19 outbreak, some of our customers have temporarily closed their businesses, limited our access to their businesses or have a decreased demand for our products and services due to a slowdown in the demand for their own products and or services. We believe that we will experience a material decrease in activity in both our Environmental Services and our Oil Business segments during the second quarter of fiscal 2020, but cannot determine the full extent to which the COVID-19 pandemic will impact our business and operating results at this time. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows is highly uncertain and cannot be accurately predicted and is dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, and any new information that may emerge concerning the COVID-19 outbreak and the actions to contain it or treat its impact. The continued impact on our business as a result of the COVID-19 pandemic could result in a material adverse effect on our business, results of operations, financial condition, prospects and the trading prices of our securities in the near-term and beyond 2020.

During the second quarter we have taken several actions to combat the COVID-19 outbreak induced downturn in our business including, but not limited to, the following:

•Implementation of the Company's pandemic response plan;
•Implementation of salary reductions for all levels of management;
•Planned implementation of furlough and workshare programs;

•Suspension of all non-essential capital expenditures;
•Suspension of mergers & acquisitions (after the acquisition we closed on March 31, 2020);
•Implementation of a hiring freeze;
•Launched a COVID-19 cleaning service; and
•Moved into a material charge position for our used oil collection service.

In addition to the above actions, we have taken steps to minimize the negative impact of the COVID-19 pandemic on our business and to protect the safety of our employees and customers. Entering this economic downturn, we had a strong balance sheet and were in a net-cash position which we expect will position us to take advantage of some of the opportunities that we believe will be in front of us once we emerge from this challenging time.

Safe Harbor Statement

 All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.
This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, future financial and operating results, future disclosures of historical financial and operating results, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2020 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.
About Heritage-Crystal Clean, Inc.
Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving approximately 93,000 customer locations.

Conference Call
The Company will host a conference call on Thursday, April 30, 2020 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	March 21, 2020	December 28, 2019

ASSETS
Current assets:
Cash and cash equivalents	$56,938	$60,694
Accounts receivable - net	55,122	55,586
Inventory - net	29,112	29,373
Other current assets	6,062	7,104
Total current assets	147,234	152,757
Property, plant and equipment - net	157,931	154,911
Right of use assets	88,006	89,525
Equipment at customers - net	24,374	24,232
Software and intangible assets - net	16,123	16,892
Goodwill	32,990	32,997
Total assets	$466,658	$471,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,607	$38,058
Current portion of lease liabilities	22,087	20,407
Contract liabilities - net	2,428	2,252
Accrued salaries, wages, and benefits	5,110	6,771
Taxes payable	7,048	6,538
Other current liabilities	16,121	16,418
Total current liabilities	83,401	90,444
Lease liabilities, net of current portion	67,212	68,734
Long-term debt, less current maturities	29,418	29,348
Deferred income taxes	18,617	17,157
Total liabilities	$198,648	$205,683

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,247,912 and 23,191,498 shares issued and outstanding at March 21, 2020 and December 28, 2019, respectively	$232	$232
Additional paid-in capital	198,305	200,583
Retained earnings	69,473	64,182
Total Heritage-Crystal Clean, Inc. stockholders' equity	268,010	264,997
Noncontrolling interest	—	634
Total equity	268,010	265,631
Total liabilities and stockholders' equity	$466,658	$471,314

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income (Loss)
(In Thousands, Except per Share Amounts)
(Unaudited)

	First Quarter Ended,
	March 21, 2020	March 23, 2019

Revenues
Service revenues	$63,757	$56,366
Product revenues	37,722	35,858
Rental income	5,785	3,548
Total revenues	$107,264	$95,772

Operating expenses
Operating costs	$83,250	$82,483
Selling, general, and administrative expenses	11,522	12,396
Depreciation and amortization	5,268	4,136
Other expense (income) - net	272	(58)
Operating income (loss)	6,952	(3,185)
Interest expense – net	214	230
Income (loss) before income taxes	6,738	(3,415)
Provision for (benefit from) income taxes	1,447	(986)
Net income (loss)	5,291	(2,429)
Income attributable to noncontrolling interest	—	83
Net income (loss) attributable to Heritage-Crystal Clean, Inc. common stockholders	$5,291	$(2,512)

Net income (loss) per share: basic	$0.23	$(0.11)
Net income (loss) per share: diluted	$0.23	$(0.11)

Number of weighted average shares outstanding: basic	23,239	23,117
Number of weighted average shares outstanding: diluted	23,422	23,117

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

First Quarter Ended,
March 21, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$60,960	$2,797	$—	$63,757
Product revenues	10,728	26,994	—	37,722
Rental income	5,765	20	—	5,785
Total revenues	$77,453	$29,811	$—	$107,264
Operating expenses
Operating costs	56,404	26,846	—	83,250
Operating depreciation and amortization	2,271	2,055	—	4,326
Profit before corporate selling, general, and administrative expenses	$18,778	$910	$—	$19,688
Selling, general, and administrative expenses			11,522	11,522
Depreciation and amortization from SG&A			942	942
Total selling, general, and administrative expenses			$12,464	$12,464
Other expense - net			272	272
Operating income				6,952
Interest expense – net			214	214
Income before income taxes				$6,738

First Quarter Ended,
March 23, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$52,875	$3,491	$—	$56,366
Product revenues	10,137	25,721	—	35,858
Rental income	3,484	64	—	3,548
Total revenues	$66,496	$29,276	$—	$95,772
Operating expenses
Operating costs	50,163	32,320	—	82,483
Operating depreciation and amortization	1,636	1,434	—	3,070
Profit (loss) before corporate selling, general, and administrative expenses	$14,697	$(4,478)	$—	$10,219
Selling, general, and administrative expenses			12,396	12,396
Depreciation and amortization from SG&A			1,066	1,066
Total selling, general, and administrative expenses			$13,462	$13,462
Other income - net			(58)	(58)
Operating loss				(3,185)
Interest expense – net			230	230
Loss before income taxes				$(3,415)

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income (loss) Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	First Quarter Ended,

(thousands)	March 21, 2020	March 23, 2019
Net income (loss)	$5,291	$(2,429)

Interest expense – net	214	230

Provision for (benefit from) income taxes	1,447	(986)

Depreciation and amortization	5,268	4,136

EBITDA (a)	$12,220	$951

Non-cash compensation (b)	1,070	889

Retirement costs and severance (c)	42	656

Costs and asset write-offs associated with site closures (d)	138	—

Adoption of ASC 842 lease accounting standard(e)	—	2,202

Implementation costs of ASC 842(f)	—	355

Adjusted EBITDA (g)	$13,470	$5,053

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	Costs associated with the retirement of our former SVP Sales and other employee separations.

(d)	Costs and asset write-offs mainly associated with the closure of our former hub location in Indianapolis, IN.

(e)	Revenue deferred during the first quarter from the adoption of ASC 842 lease accounting standard.

(f)	One-time cost associated with the implementation of ASC 842.

(g)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

USE OF NON-GAAP FINANCIAL MEASURES

Reconciliation of our Net Income (loss) and Net Income (loss) Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Income Per Share

Adjusted net income and adjusted net income per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net income and adjusted net income per share provides investors and management useful information about the income impact from the asset write-offs and other costs associated with site closures for the first quarter of 2020 compared to the first quarter of 2019.

	First Quarter Ended,

(in thousands, except per share amounts)	March 21, 2020	March 23, 2019

GAAP net income (loss)	$5,291	$(2,429)

Costs and asset write-offs associated with site closures	138	—

Retirement costs and severance	42	656

Adoption of ASC 842 lease accounting standard	—	2,202

Implementation cost of ASC 842	—	355

Net tax effect of items above	—	(927)

Adjusted net income (loss)	$5,471	$(143)

GAAP diluted earnings (loss) per share	$0.23	$(0.11)

Costs and asset write-offs associated with site closures per share	—	—
	—
Retirement costs and severance per share	—	0.03

Adoption of ASC 842 lease accounting standard per share	—	0.10

Implementation costs of ASC 842 per share	—	0.02

Net tax effect per share of items above	—	(0.04)

Adjusted diluted income per share	$0.23	$—